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                                                                   EXHIBIT 3.1-2


                       NATIONAL AUTO FINANCE COMPANY, INC.
            Certificate of Amendment of Certificate of Incorporation


FACSIMILE

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

             I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL AUTO FINANCE
         COMPANY, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF
                     SEPTEMBER, A.D. 1999, AT 4 O'CLOCK P.M.
           A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE
                      NEW CASTLE COUNTY RECORDER OF DEEDS.




                       /s/EDWARD J. FREEL
                     ---------------------------------------
                       EDWARD J. FREEL, SECRETARY OF STATE

         2670554    8100                               AUTHENTICATION:  9988475

        991400727                                                DATE: 09-24-99

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                       NATIONAL AUTO FINANCE COMPANY, INC.
           Certificate of Amendment of Certification of Incorporation


         National Auto Finance Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of National Auto Finance Company, Inc. be amended by changing the Fourth Section thereof so that, as amended, said Section shall be and read as follows:

         FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 45,000,000 shares ("Capital Stock"), consisting of 44,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

         SECOND: That by a duly called meeting pursuant to Section 222 of the General Corporation Law of the State of Delaware and vote of a majority of stockholders, the stockholders have given written approval to said amendment in accordance with applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said National Auto Finance Company, Inc. has caused this certificate to be signed by Stephen R. Veth, its Vice President, Secretary and General Counsel, this 23rd day of September, 1999.

                                National Auto Finance Company, Inc.



                                By: /s/Stephen R. Veth
                                    --------------------------------------------
                                    Stephen R. Veth
                                    Vice President, Secretary and
                                    General Counsel


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